Exhibit 10.10
AMENDED AND RESTATED COHEN & STEERS, INC.
STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(Non-Employee Directors)

Participant:	Date of Grant:
Number of RSUs:

1.Grant of RSUs.  The Company hereby grants the number of restricted stock units (“RSUs”) listed above to the Participant on the terms and conditions hereinafter set forth.  This grant is made pursuant to the terms of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan, as amended from time to time (the “Plan”), which Plan, is incorporated herein by reference and made a part of this Agreement.  Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
2.Vesting. The RSUs shall be 100% vested on the Date of Grant.
3.Form and Timing of Issuance or Transfer.
(a)The Company shall issue or cause there to be transferred to the Participant, on the third anniversary of the Date of Grant, a number of Shares equal to the aggregate number of RSUs granted to the Participant under this Agreement.
(b)Notwithstanding Section 3(a), in the event of the Participant’s death or Disability, the Company shall issue or cause there to be transferred to the Participant the Shares underlying all of the RSUs granted hereunder within 90 days following the date of such death or Disability. The accelerated delivery provision under this Section 3(b) shall similarly apply to any other grant of restricted stock units previously made to the Participant by the Company which remain outstanding as of the Date of Grant.
(c)Upon each issuance or transfer of Shares in accordance with Section 3(a) or 3(b) of this Agreement, a number of RSUs equal to the number of Shares issued or transferred to the Participant shall be extinguished and shall cease to be outstanding.
4.Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any cash dividend on the Shares, the Participant shall be entitled to receive, as of such dividend payment date, a cash payment equal to the product of (a) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (b) the per Share amount of such cash dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the Participant shall be granted, as of the applicable dividend payment date, a number of Shares (rounded down to the next whole Share) equal to the product of (x) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on a Share.
5.Adjustments Upon Certain Events. The Committee shall, in a manner determined in its sole discretion to prevent enlargement or dilution of rights, make certain equitable substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 9(a) of the Plan.
6.No Right to Continued Employment. The granting of RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
7.No Rights of a Shareholder. The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.
8.Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal, or local law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable, and (d) the lapse of any such reasonable period of time following the date Shares are issued or transferred to the Participant pursuant to Section 3 of this Agreement as the Company may from time to time establish for reasons of administrative convenience. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.
9.Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.
10.Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any issuance or transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any issuance or transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.
12.Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
13.RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that a copy of the Plan has been made available and that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
14.Modifications. Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right to modify the terms and conditions of this Agreement including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary to comply with applicable law and regulations or preserve the intended deferral of income recognition with respect to the RSUs until the issuance or transfer of Shares hereunder.
15.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
16. Compliance with IRC Section 409A. Notwithstanding anything herein to the contrary, if at the time of the Participant’s termination of employment with the Company and its Affiliates the Participant is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is the first business day of the seventh month following the Participant’s termination of employment with the Company and its Affiliates (or the earliest date as is permitted under Section 409A of the Code).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COHEN & STEERS, INC.

By:
PARTICIPANT

By:
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